COLLATERAL AGENCY AGREEMENT

This COLLATERAL AGENCY AGREEMENT (this “Agreement”), dated as of August 30, 2011, is by and between PLATINUM LONG TERM GROWTH, LLC (together with its successors and assigns, “Platinum”) and LAKEWOOD GROUP LLC (together with its successors and assigns, “Lakewood” and, Lakewood, together with Platinum, collectively the “Lenders”).

WHEREAS, the Lenders are the holders of Senior Secured Convertible Promissory Notes issued by Sagebrush Gold Ltd. (“Sage”) and Gold Acquisition Corp. (the “Holding Company”) bearing even or approximately even date herewith in the aggregate principal amount of $8,000,000 (together with any and all promissory notes issued by Sage and the Holding Company after the date hereof to any Lender, collectively and severally the “Notes”);

WHEREAS, the Lenders wish to appoint Platinum as collateral agent for itself and the Lenders (the “Collateral Agent”); and

WHEREAS, each of Sage and the Holding Company has or will grant to the Collateral Agent a security interest in certain collateral.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Article 1 - Defined Terms

Capitalized terms used herein but not defined herein shall have the meanings assigned to such terms in the Notes.

Article 2 - Appointment

Each Lender hereby appoints the Collateral Agent as the collateral agent hereunder and under the Security Documents (as defined in the Notes) and each Lender authorizes the Collateral Agent to take such action as agent on its behalf and to exercise such powers under the Security Documents as are delegated to the Collateral Agent under such agreements and to exercise such powers as are reasonably incidental thereto.  Without limiting the foregoing, each Lender hereby authorizes the Collateral Agent to execute and deliver, and to perform its obligations under, each of the documents to which the Collateral Agent is a party relating to security for the obligations under the Notes, to exercise all rights, powers and remedies that the Collateral Agent may have under such Security Documents and, in the case of the Security Documents, to act as agent for the Lenders under such Security Documents.

Article 3 - Instructions of Lenders

The Collateral Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Lenders holding not less than a majority of the aggregate amount of the Notes then outstanding, and such instructions shall be binding upon all Lenders; provided, however, that the Collateral Agent shall not be required to take any action that (i) the Collateral Agent in good faith believes exposes it to personal liability unless the Collateral Agent receives an indemnification satisfactory to it from the Lenders with respect to such action or (ii) is contrary to this Agreement or applicable law.

Article 4 - Duties are Administrative in Nature

In performing its functions and duties under the Security Documents and the other documents required to be executed or delivered in connection therewith, the Collateral Agent is acting solely on behalf of the Lender and its duties are entirely administrative in nature.  The Collateral Agent does not assume and shall not be deemed to have assumed any obligation other than as expressly set forth herein.  The Collateral Agent may perform any of its duties under any Security Document by or through its agents or employees.

Article 5 - No Liability

None of the Collateral Agent, any of its affiliates or any of their respective directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it, him, her or them under or in connection with the Security Documents, except for its, his, her or their own gross negligence or willful misconduct.

Article 6 - Investigation

Each Lender acknowledges that it shall, independently and without reliance upon the Collateral Agent or any other person or entity conduct its own independent investigation of the financial condition and affairs of Sage and the Holding Company and their subsidiaries in connection with the issuance of the Notes.  Each Lender also acknowledges that it shall, independently and without reliance upon the Collateral Agent or any other person or entity and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and other Transaction Documents (as defined in the Notes).

Article 7 - Indemnification

Each Lender agrees to indemnify the Collateral Agent and each of its affiliates, and each of their respective directors, officers, employees, agents and advisors (to the extent not reimbursed by Sage or the Holding Company), from any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses and disbursements (including fees, expenses and disbursements of financial and legal advisors) of any kind or nature whatsoever that may be imposed on, incurred by, or asserted against, the Collateral Agent or any of its affiliates, directors, officers, employees, agents and advisors in any way relating to or arising out of the Security Documents or any action taken or omitted by the Collateral Agent under the Security Documents or the document related thereto; provided, however, that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Collateral Agent’s or such affiliate’s gross negligence or willful misconduct.

Article 8 - Resignation

The Collateral Agent may resign at any time by giving written notice thereof to the Lenders, Sage and the Holding Company .  Upon any such resignation, the Lenders shall have the right to appoint a successor collateral agent.  If no successor collateral agent shall have been so appointed by the Lenders, and shall have accepted such appointment, within 30 days after the retiring collateral agent’s giving of notice of resignation, then the retiring collateral agent may, on behalf of the Lenders, appoint a successor collateral agent, selected from among the Lenders.  Upon the acceptance of any appointment as collateral agent by a successor collateral agent, such successor collateral agent shall succeed to, and become vested with, all the rights, powers, privileges and duties of the retiring collateral agent, and the retiring collateral agent shall be discharged from its duties and obligations under this Agreement, the Transaction Documents and any other documents required to be executed or delivered in connection therewith.  Prior to any retiring collateral agent’s resignation hereunder as collateral agent, the retiring collateral agent shall take such action as may be reasonably necessary to assign to the successor collateral agent its rights as collateral agent under the Transaction Documents.  After such resignation, the retiring collateral agent shall continue to have the benefit of this Agreement as to any actions taken or omitted to be taken by it while it was collateral agent under this Agreement, the Security Documents and any other documents required to be executed or delivered in connection therewith.

Article 9 - Binding

Each Lender agrees that any action taken by the Collateral Agent in accordance with the provisions of this Agreement or of the other document relating thereto, and the exercise by the Collateral Agent or the Lenders of the powers set forth herein or therein, together with such other powers as are reasonably incidental thereto, shall be authorized and binding upon all of the Lenders.

Article 10 - Releases

Each of the Lenders hereby directs, in accordance with the terms hereof, the Collateral Agent to release (or in the case of clause (ii) below, release or subordinate) any lien held by the Collateral Agent for the benefit of the Lenders against any of the following: (i) all of the collateral under the Security Documents upon payment and satisfaction in full of all obligations under the Notes and all other obligations under the Transaction Documents that the Collateral Agent has been notified in writing are then due and payable; (ii) any assets that are subject to a lien; and (iii) any part of the collateral sold or disposed of by Sage, the Holding Company or any subsidiary if such sale or disposition is permitted by the Transaction Documents.  Each of the Lenders hereby directs the Collateral Agent to execute and deliver or file such termination and partial release statements and do such other things as are necessary to release liens to be released pursuant to this Article promptly upon the effectiveness of any such release.

Article 11 - Amendments

This Agreement may be amended by the affirmative vote of not less than a majority of the aggregate amount of the Notes outstanding.

Article 12 - Governing Law

This Agreement shall be governed by the laws of New York State, without regard to its conflicts of laws provisions.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Collateral Agency Agreement as of the date first written above.

PLATINUM LONG TERM GROWTH, LLC

By:___________________________
Name:_____________________
Title:______________________

LAKEWOOD GROUP LLC

By:___________________________
Name:_____________________
Title:______________________

[Collateral Agency Agreement]